UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

Sparta Commercial Services, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 Lexington Avenue, Suite 1806
New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number: (212) 239-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the Registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01   Other Events

On December 18, 2012, a suit was filed by the Company, as plaintiff, asserting claims against a former credit provider, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, New York Branch (“DZ Bank”) in the United States District Court for the Southern District of New York seeking damages for alleged breach of the implied covenant of good faith and fair dealing, negligent misrepresentation and other causes of action. The Company subsequently amended its complaint.  In the lawsuit, the Company claimed that DZ Bank acted improperly and negligently, causing damages to its business of financing and leasing motorcycles and other power sports vehicles.  On June 4, 2015, the Court dismissed the complaint and the amended complaint.

Further hearings, primarily on DZ Bank’s counterclaim, and also on other remaining issues, are scheduled to begin on June 19, 2015.  Sparta can make no representations about the potential outcome of the further hearings, including as to costs and attorneys’ fees, which may be substantial, and no representations can be made regarding the potential results of settlement discussions or of any planned appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2015

SPARTA COMMERCIAL SERVICES, INC.

By:   /s/ A. L. Havens
Name: Anthony L. Havens
Title: Chief Executive Officer